LOAN AGREEMENT

          AGREEMENT, dated October ____, 1995, between CAP ROCK ELECTRIC COOPERATIVE, INC. ("Borrower"), a corporation organized and existing under the laws of the State of Texas (the "state") and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION ("CFC") , a corporation organized and existing under the laws of the District of Columbia.

                                    RECITALS

          WHEREAS, the Borrower has applied to CFC for a loan for the purpose(s) set forth in Schedule 1 hereto and CFC is willing to make such a loan to the Borrower on the terms and conditions stated herein;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree and bind themselves as follows:

                                    ARTICLE I

                                   DEFINITIONS

Capitalized terms that are not defined herein shall have the meanings as set forth in the Mortgage.

          "Advance" or "Advances" shall mean advances by CFC to Borrower pursuant to the terms .and conditions of this Agreement.

     "Amortization Basis Date" shall mean three (3) years from the date hereof,

          "Business Day" shall mean any day that CFC is open for business.

          "CFC Commitment" shall have the meaning as defined in schedule 1 hereto.

          "CFC Fixed Rate" shall mean such fixed rate as is then available for loans similarly classified pursuant to CFC's policies and procedures then in effect.

          "CFC Fixed Rate Term" shall mean the specific period of time that a CFC Fixed Rate is in effect.

          "CFC Variable Rate" shall mean the rates established by CFC for variable interest rate long-term loans similarly classified pursuant to the long-term loan programs established by CFC from time to time.

          "Conversion Request" shall mean a request in form and substance satisfactory to CFC, that requests an interest rate conversion.

          "Depreciation   and   Amortization   Expense"  shall  mean  an  amount
constituting the depreciation and amortization of the Borrower as computed for purposes of Form 7.

          "Distributions" shall have the meaning defined in Section 5.1.

          "Debt service Coverage Ratio ("DSC")" shall mean the ratio determined as follows: for any calendar year add (ii Patronage Capital and Operating Margins, (ii) Non-Operating Margins-Interest, (iii) Interest Expense, (iv)





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Depreciation and  Amortization  Expense for such year, -and (v) cash received in respect of generation and transmission and other capital credits, and divide the sum so obtained by the sum of all payments )& principal and Interest Expense during such calendar year; provided, however, that in the event that any Long-Term Debt has been refinanced during such year the payments of Principal and Interest Expense required to be made .during such year on account of such Long-Term Debt shall be based (in lieu of actual payments required to be made on such refinanced Debt) upon the larger of (1) an annualization of the payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding or (ii) the payment of Principal and Interest Expense required to be made during the following year on account of such refinancing debt.

          "Equities and Margins" shall mean Borrower's equities and margins as computed pursuant to generally accepted accounting principles.

          "Equity" shall mean the aggregate of Borrower's Equities and Margins as computed pursuant to generally accepted accounting principles.

          "Form 7" shall mean the form so identified by CFC, or, if no such form is applicable to the accounts of the Borrower, such reference shall apply to the corresponding information otherwise determined in accordance with generally accepted accounting principles.

          "Interest Expense" shall mean an amount constituting the interest expense with respect to Total Long-Term Debt of the Borrower as computed for purposes of Form 7. In computing Interest Expense, there shall be added, to the extent not otherwise included, an amount equal to 33-1/fl of the excess of Restricted Rentals paid by the Borrower over 2% of the Borrower's Equities and Margins.

     "LCTC" shall mean the Loan Capital Term Certificate as described in section S.E. hereto.

          "Long-Term Debt" shall mean any amount included in Total Long-Term Debt pursuant to generally accepted accounting principles.


          "Maturity Date" shall have the meaning as defined in the Note.

          "Mortgage" shall have the meaning as described in schedule 1 hereto.

          "Mortgaged Property" shall have the meaning as defined in the Mortgage.

          "Non-Operating    Margins-Interest"   shall   mean   the   amount   of
non-operating margins-interest of Borrower as computed for purposes of Form 7.

          "Note" shall mean a promissory note executed by the Borrower in the form of Exhibit A hereto.

          "Patronage Capital or Margins" shall mean the amount of net patronage capital or margins of the Borrower as computed for purposes of Form 7.

          "Payment Date" shall mean the last day of each of the months referred to in Schedule I hereto.

          "Payment Notice" shall mean a notice furnished by CFC to Borrower that indicates the precise amount of each payment of principal and interest and the total amount of each payment.

          "Termination Date" shall mean a date four years after the date hereof.


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          "Total Assets" shall mean an amount  constituting,  be total assets of the Borrower as computed for purposes of Form 7.

     "Total Long-Term Debt" shall mean an amount constituting the long-term debt of the Borrower as computed far purposes of Form 7

          "Total Utility Plant" shall mean the amount constituting the total utility plant of the Borrower computed in accordance with generally accepted accounting principles


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          Section 2. The Borrower represents and warrants that:

     A. Good Standing. The Borrower is a corporation duly incorporated and validly existing and in good corporate standing under the laws of the State, is duly qualified in those states in which it is required to be qualified to conduct its business and has corporate power to enter into and perform this Agreement, to borrow hereunder and to give security as provided for herein.

     B. Authority. The execution, delivery and performance by the Borrower of this Agreement, the Note (as hereinafter defined) and the Mortgage (as defined in schedule 1 hereto) and the performance of the transactions contemplated thereby have been duly authorized by all necessary corporate action and will not violate any provision of law or of the Articles of Incorporation or By-Laws of the Borrower or result in a breach of, or constitute a default under, any agreement, indenture or other instrument to which the Borrower is a party or by which it may be bound.

          C. Litigation. There are no suits or proceedings pending or to the knowledge of the Borrower threatened against or affecting the Borrower or its properties which, if adversely determined, would have a material adverse effect upon the financial condition or the business of the Borrower. The Borrower is not, to its knowledge, in default with respect to any judgment, order, rule or regulation of any court, governmental agency or other instrumentality which would have a material adverse effect on the Borrower.

          D. Financial Statements. The balance sheet of the Borrower as at the date identified in Schedule 1 hereto, and the statement of operations of the Borrower for the period ending on said date, heretofore furnished to CFC, are complete and correct. Said balance sheet fairly presents the financial condition of the Borrower as at said date and said statement of operations fairly reflects its operations for the period ending on said date The Borrower has no contingent obligation or unusual forward or long-term commitments except as specifically stated in said balance sheet or herein, There has been no material adverse change in the financial condition or operations of the Borrower from that set forth in said financial statements except changes disclosed in writing to CFC prior to the date hereof.

     E. Location of Office. The principal place of business of the Borrower and the office where its records concerning accounts and contract rights are kept is identified in Schedule 1 hereto.

     F. Location of Properties. All property owned by the Borrower is located in the counties identified in schedule 1 hereto.

     C. No Other Liens. As to property which is presently included in the description of Mortgaged Property (as that term is defined in the Mortgage) the Borrower has not, without the prior written approval of CFC, signed any security agreement or filed or permitted to be filed any financing statement


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     with  respect  to assets  owned by it,  other  other  than  agreements  and financing statements running in favor of CFC., except as disclosed in writing to CFC prior to the date hereof. I

     H. Required Approvals. No license, consent or approval of any governmental agency or authority is required to enable the Borrower to enter into this Agreement or to perform any of its obligations provided for herein except as disclosed in schedule 1 hereto.

     I. Survival. All representations and warranties made by the Borrower herein or made in any certificate delivered pursuant hereto shall survive the making of the Advances and the execution and delivery to CFC of the Note.

                                   ARTICLE III

                                      LOAN

          Section 3.1. Advances. CFC agrees to make, and the Borrower agrees to request, on the terms and conditions of this Agreement, Advances from time to time at the main office of CFC, or at such other place as may be mutually agreed upon, in an aggregate principal amount not to exceed the CFC Commitment.

          On the Termination Date, CFC may stop advancing funds and limit the CFC Commitment to the amount advanced prior to such date. The obligation of the Borrower to repay the Advances shall be evidenced by the Note in the principal amount of the unpaid principal amount of the Advances from time to time outstanding. The Borrower shall give CFC written notice of the date on which each Advance is to be made.

     Section 3.2. Interest Rate and Payment. The Note shall be payable and bear interest as follows:

          A. Payments and Amortization. The Borrower, upon receipt of an invoice relating to an Advance, shall promptly pay interest only on each Payment Date. Commencing on November 30, 1999 and continuing on the 30th day of each November thereafter until the Note is paid in full, the Borrower shall also make equal annual payments of principal in the amount of Five Hundred Thousand Dollars ($500,000,00) each.

If not sooner paid, any amount due on account of the unpaid principal, interest accrued thereon and fees, if any, shall be due and payable on the Maturity Date.

Each Payment Notice shall be sent to the Borrower at least ten (10) days before the next ensuing Payment Date.

No provision of this Agreement or the Note shall require the payment, or permit the collection, of interest in excess of the highest rate permitted by applicable law.

          B. Application of Payments. Each payment shall be applied first to any charges then due on the Note, second to interest accrued on the principal amount to the due date of such payment on the Note (or, at the election of the holder of the Note, to the date of such payment if the same is not paid on its due date) , and the balance to the reduction of principal against the Note according to an amortization schedule provided to Borrower from CFC.

     C. Election of Interest Rate. Prior to the first Advance on the Note, the Borrower must select in writing one of the following interest rates: (i) a CFC Fixed Rate; or (ii) the CFC Variable Rate.

Interest shall be computed for the actual number of days elapsed on the basis of a year of 365 days, until the first day of the complete calendar quarter


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following the Amortization Basis Date. Thereafter, if the loan bears interest at a CFC Fixed Rate, interest shall be computed on the basis of a 30-day month and 360-day year. If the loan bears interest at the CFC Variable Rate, interest shall be computed for the actual number of days elapsed on the basis of a year of 365 days.

          (i) Fixed Rate. If the Borrower elects a CFC Fixed Rate for the Note, such rate shall be in effect for a CFC Fixed Rate Term. During the CFC Fixed Rate Term, all Advances on the Note shall bear interest at the rate then in effect associated with such CFC Fixed Rate Term, CFC shall provide the Borrower with at least 60 days prior written notice of the date on which a CFC Fixed Rate is no longer in effect, Pursuant to CFC's policies of general application for such repricing, the Borrower may choose any of the interest rate options then available for similarly classified borrowers repricing from a CFC Fixed Rate, In the event the Borrower does not select an interest rate in writing when a CFC Fixed Rate is subject to repricing, then Advances shall bear interest according to CFC's then available interest rate repricing policies. CFC agrees that its long-term loan policies will include a fixed interest rate option until the Maturity Date, provided, however, that the Borrower may not select a CFC Fixed Rate with a CFC Fixed Rate Term that extends beyond the Maturity Date.

          (ii) CFC Variable Rate. If the Borrower elects a CFC Variable Rate, such CFC Variable Rate shall apply until the Maturity Date of the Note unless the Borrower elects to convert to a CFC Fixed Rate pursuant to the terms hereof. In the event Borrower selects a CFC Variable Rate, such rate shall be applicable to the entire amount advanced or to be advanced on the loan.

          Section 3.3. Conversion of Interest Rates.

          A. CFC Variable Rate to a CFC Fixed Rate. The Borrower may at any time request to convert from the CFC Variable Rate to a CFC Fixed Rate by submitting to CFC a Conversion Request. The rate shall be equal to the rate of interest offered by CFC in effect on the date of the Conversion Request. The effective date of the new interest rate shall be a date determined by CFC pursuant to its policies of general application following receipt of the Conversion Request. Prior to the time when the CFC Fixed Rate is no longer applicable, the Borrower may select the CFC Variable Rate or a CFC Fixed Rate.

          B. CFC Fixed Rate to CFC Variable Rate. The Borrower may at its option at any time convert, at the discretion of CFC, a CFC Fixed Rate to the CFC Variable Rate, if the Borrower: (i) submits a Conversion Request requesting that the CFC Variable Rate apply to any outstanding loan balance on the Note and future Advances pursuant thereto; and ii) pays to CFC promptly upon receipt of an invoice a conversion fee calculated pursuant to CFC's long-term loan policies as established from time to :roe for similarly classified long-term loans The effective date of the CFC Variable Rate shall be a date determined by CFC pursuant to its policies of general application following receipt of the Conversion Request

          C. A CFC Fixed Rate to Another CFC Fixed Rate. At the discretion of CFC, the Borrower may at its option at any time convert any amount outstanding on the Note from a CFC Fixed Rate to another CFC Fixed Rate if the Borrower (i) submits a Conversion Request requesting that a CFC Fixed Rate apply to any outstanding loan balance on the Note and (ii) pays to CFC promptly upon receipt of an invoice any applicable conversion fee calculated pursuant to CFC's long-term loan policies as established from time to time for similarly classified long-term loans, The effective date of the new interest rate shall he a date determined by CFC pursuant to its policies of general application following receipt of the Conversion Request.

     Section 3.4. Prepayment. The Borrower may at any time, on not less than 30 days' written notice to CFC, prepay the Note. in whole or in part, together with the interest accrued to the date of prepayment and any prepayment premium that CFC may from time to time prescribe.


                                   ARTICLE IV

                              CONDITIONS OF LENDING

          Section 4. The obligation of CFC to make any Advance hereunder is subject to satisfaction of the following conditions:

     A. Legal Matters. All legal matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to counsel for CFC and, as to all matters of local law, to such local counsel as counsel for CFC may retain.

          B. Documents. CFC shall have been furnished with executed copies, satisfactory to CFC, of this Agreement, the Note and the Mortgage and certified copies, satisfactory to CFC, of all such corporate documents and proceedings of the Borrower authorizing the transactions hereby contemplated as CFC or its counsel shall require. CFC shall have received an opinion of counsel for the Borrower addressing such legal matters as CFC or its counsel shall reasonably require.

     C. Government Approvals. The Borrower shall have furnished to CFC true and correct copies of all certificates, authorizations and consents, including without limitation the consents referred to in Section 2.H. hereof, necessary for the execution, delivery or performance by the Borrower of this Agreement, the Note and the Mortgage.

          D. Representations and Warranties. The representations and warranties contained in Article II shall (except as affected by the transactions contemplated by this Agreement) be true on the date of the making of each Advance hereunder with the same effect as though such representations and warranties had been made on such date; no Event of Default specified in Article VI and no event which, with the lapse of time or the notice and lapse of time specified in Article VI would become such an Event of Default, shall have occurred and be continuing or will have occurred after giving effect to the Advance on the books of the Borrower; there shall have occurred no material adverse change in the business or condition, financial or otherwise, of the Borrower; and nothing shall have occurred which in the opinion of CFC materially and adversely affects the Borrower's ability to meet its obligations hereunder

     E. Mortgage Filing. The Mortgage shall have been duly recorded as a mortgage on real property and duly filed, recorded or indexed as a security interest in personal property wherever CFC shall have requested, all in accordance with applicable law, and the Borrower shall have caused satisfactory evidence thereof to be furnished to CFC.

     F. Special Conditions. The Borrower shall have complied `with any special conditions listed in Schedule 1 hereto.

     G. Requisitions. The Borrower will requisition all Advances by submitting its requisition to CFC in form and substance satisfactory to CFC. Requisitions shall be made only for the purpose(s) set forth herein. The Borrower agrees to apply the proceeds of the Advances in accordance with its loan application with such modifications as may be mutually agreed.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

          Section 5. After the date hereof and until payment in full of the Note and performance of all obligations of the Borrower hereunder, the Borrower agrees that it will:

          A.      Membership. Remain a member in good standing of CFC.

          B. Financial Ratios; Design of Rates. The Borrower, subject to events in the judgment of CFC to be beyond the control of the Borrower, shall so operate and manage its business as (i) to achieve a DSC of not less than 1.35, said ratio being determined by averaging the two highest annual ratios during the most recent three calendar years and (ii) to achieve a ratio of Equity to Total Assets of not less than 20~ as of December 31 of each year. The Borrower shall design its rates so that such DSC ratio will be achieved. The Borrower shall not decrease its rates if it has failed to achieve a DSC of 1.35 for the calendar year prior to such reduction subject only to an order from a regulatory body properly exercising jurisdiction over the Borrower.

     C. Annual Certificates. Within ninety (90) days after the close of each calendar year, commencing with the year following the year in which the initial Advance hereunder shall have been made, deliver to CFC a written statement signed by its General Manager, stating that during such year, and that to the best of said person's knowledge, the Borrower has fulfilled all of its obligations under this Agreement, the Note, and the Mortgage throughout such year or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to said person and the nature and status thereof, In addition, the Borrower shall deliver to CFC within ninety (90) days of CFC's written request, which shall be no more frequently than once every year, a certification regarding the condition of the Mortgaged Property both in a form and prepared by a professional engineer satisfactory to CFC.

     D. Notice of Change in Place of Business. Notify promptly CFC in writing of any change in location of its principal place of business or the office where its records concerning accounts and contract rights are kept.

          E. Loan Certificate Purchase. purchase an LCTC, if required, in an amount not to exceed three percent of the face amount of the Note. The purchase price of the LCTC, if any, shall be calculated at The time of the initial Advance on the loan pursuant to CFC's policies as established from time to time for loans similarly classified. Such purchase shall be paid for in equal quarterly installments after the date of the initial Advance pursuant to CFC's policies. CFC agrees to deliver the LCTC within ninety days following the date on which the LCTC has been paid for in full.

          F. Limitations on: System Extensions and Additions; Operations and Maintenance Contracts; Power Purchase Contracts; Power Sales Contracts. Unless the Borrower shall at the time have an Equity of at least 30 or shall have achieved a DSC of at least 1.35 for each of the last two calendar years, the Borrower will not, without the prior written consent of CFC (a) construct, make, lease, purchase or otherwise acquire any extensions or additions to its system which provide direct service to any ultimate consumer having an anticipated or contract demand in excess of twenty-five (25) percent of the Borrower's maximum system electrical demand recorded during the past twelve months; (b) enter into any contract or contracts for the sale to the ultimate consumer of electric power and energy in excess of twenty-five (25) percent of the Borrower's maximum system demand for the prior year; (c( subject to the terms of the Mortgage, enter into any contract or contracts for the use by others of all or a substantial part of its property; and (d) enter into any contract or contracts for the purchase of electric power or energy which would alter the source for the prior year of more than 251 of the Borrower's source of wholesale power or for any transmission interconnection or pooling arrangements.

          G. Financial Books; Financial Reports; Right of Inspection. The Borrower will at all times keep, and safely preserve, proper books, records and accounts in which full and true entries will be made of all of the dealings, business and affairs of the Borrower, in accordance with generally acceptable accounting principles. When requested by CFC, the Borrower will prepare and furnish CFC from time to time hereunder not later than the last day of each month financial and statistical reports on its condition and operations for the previous month. Such reports shall be in such form and include such information as may be specified by CFC, including without limitation an analysis of Borrower's revenues, expenses and consumer accounts. The Borrower will cause to be prepared and furnished to CFC from time to time hereunder, at least once during each 12-month period during the term hereof, a full and complete report of its financial condition and of its operations as of the end of the calendar year in form and substance satisfactory to CFC, audited and certified by independent certified public accountants nationally recognized or otherwise satisfactory to CFC and accompanied by a report of such audit in form and substance satisfactory to CFC. Such report shall be furnished within 120 days of the end of the such calendar year. CFC, through its representatives, shall at all times during reasonable business hours and upon prior notice have access to, and the right to inspect and make copies of, any or all books, records and accounts, and any or all invoices, contracts, leases, payrolls, canceled checks, statements and other documents and papers of every kind belonging to or in the possession of the Borrower or in anyway pertaining to its property or business.

          H. Limitations on Mergers and Sale, Lease or Transfer of capital Assets; Application of Proceeds. Without the prior written consent of CFC, the Borrower will not consolidate with, or merge, or sell all or substantially all of its business or assets, to another entity or person. If no Event of Default (and no event which with notice or lapse of time and notice would become an Event of Default) shall have occurred and be continuing, Borrower may, without the prior written consent of CFC, sell, lease or transfer any capital asset in exchange for fair market value consideration paid to the Borrower if the value of such capital asset is less than 5% of Total Utility Plant and the aggregate value of capital assets sold, leased or transferred in any 12-month period is less than 10% of Total Utility Plant. Subject to the terms of the Mortgage, if the Borrower does sell, lease or transfer any capital assets, then the proceeds thereof (less ordinary and reasonable expenses incident to such transaction) shall immediately (i) be applied as a prepayment of the Note, to such installments as may be designated by CFC at the tome of any such prepayment;
(ii) on the case of dispositions of equipment, material or scrap, applied to the purchase of other property useful on the Borrower's business, although not necessarily of the same kind as the property disposed of, which shall forthwith become subject to the lien of the Mortgage; or (iii) applied to the acquisition or construction of other property or in reimbursement of the costs of such property.

          I. Limitation on Dividends, Patronage Refunds and Other Cash Distributions, Without the prior written consent of CFC, the Borrower will not, in any calendar year, declare or pay any dividends, or pay or determine to pay any patronage refunds, or retire any patronage capital or make any other cash distributions (such dividends, refunds, retirements and-other distributions being hereinafter collectively called "Distributions") - to its members, stockholders or consumers if after giving effect to any such Distribution the total Equity of the Borrower will not equal or exceed 30% of its total assets and other debits; provided, however, the Borrower may make Distributions (exclusive of any Distributions to the estates of deceased patrons) up to an amount not in excess of 25% of the Patronage Capital and Margins of the Borrower in the preceding year; provided, further, however, that in no event will the Borrower make any Distributions if there is unpaid when due any installment of principal of (premium, if any) or interest on its Notes, if the Borrower is otherwise in default hereunder or if, after giving effect to any such Distribution, the Borrower's total current and accrued assets would be less than its total current and accrued liabilities. For the purpose of this section a "cash distribution" shall be deemed to include any general cancellation or abatement of charges for electric energy or services furnished by the Borrower, but not the repayment of a membership fee upon termination of a membership and not the rebate of an abatement of costs incurred by the Borrower, such as a reduction of wholesale power cost previously incurred,

          J. Limitations on Loans, Investments and Other Obligations. The Borrower will not, without the prior written consent of CFC, hereafter make any loan or advance to, or make any investment in, or purchase or make any commitment to purchase any stock, bonds, notes or other securities of, or guaranty, assume or otherwise become obligated or liable with respect to the obligations of, any other person, firm or corporation, except (i) securities or deposits issued, guaranteed or fully insured as to payment by the United States Government or any agency thereof, (ii) capital term certificates or other securities of CFC, (iii) capital credits, (iv) loans, deposits, advances, investments, securities and obligations which the Borrower has, prior to the date hereof, committed itself to make, purchase or undertake, as the case may be, and as to which CFC has provided the Borrower with written approval prior to the date hereof, and (v) such other loans, guarantees, deposits, advances, investments and obligations as may from time to time to be made, purchased or undertaken by the Borrower, provided, however, that the aggregate cost of investments, plus the total unpaid principal amount of loans, guarantees, deposits, advances and obligations, permitted under this clause (v) shall not in the aggregate at any time exceed the greater of 10% of Total Utility Plant or 50% of total Equities and Margins.

     K. Special Affirmative Covenants. The Borrower agrees to comply with any special affirmative covenant(s) identified in Schedule 1 hereto.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

     Section 6. The following shall be Events of Default under this Agreement;

     A. Representations and Warranties. Any representation or warranty made by the Borrower in Article II hereof or any certificate furnished to CFC hereunder shall prove to have been incorrect on any material respect at the time made and shall at the time in question be untrue or Incorrect in any material respect and remain uncured;

     B. Payment. Default shall be made in the payment of or on account of interest on or principal of the Note when and as the same shall be due and payable, whether by acceleration or otherwise, which shall remain unsatisfied far five (5) Business Days;

     C. Other Covenants. Default by the Borrower in the observance or performance of any other covenant or agreement contained in this Loan Agreement, in the Note or the Mortgage, which shall remain unremedied for 60 calendar days after written notice thereof shall have been given to the Borrower by CFC;

     D. Corporate Existence. The Borrower shall forfeit or otherwise be deprived of its corporate charter, franchises, permits, easements, consents or licenses required to carry on any material portion of its business;

     E. Other Obligations. Default by the Borrower In the payment of any obligation, whether direct or contingent, for borrowed money or in the performance or observance of the terms of any instrument pursuant to which such obligation was created or securing such obligation;

     F. Bankruptcy. A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days or the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian or trustee, of a substantial part of its property, or make any general assignment for the benefit of creditors; or

          C. Dissolution or Liquidation. Other than as provided in subsection R. above, the dissolution or liquidation of the Borrower, or failure by the Borrower promptly to forestall or remove any execution, garnishment or attachment of such consequence as will impair its ability to continue its business or fulfill its obligations and such execution, garnishment or attachment shall not be vacated within 30 days. The term "dissolution or liquidation of the Borrower", as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Borrower resulting either from a merger or consolidation of the Borrower into or with another corporation following a transfer of all or substantially all its assets as an entirety, under the conditions permitting such actions.

                                   ARTICLE VII

                                    REMEDIES

          Section 7. If any of the Events of Default listed in Section 6 hereof shall occur after the date of this Agreement and shall not have been remedied, then CFC may pursue all rights and remedies available to CFC that are contemplated by this Agreement or the Mortgage in the manner, upon the conditions, and with the effect provided in this Agreement or the Mortgage, including, but not limited to, a suit for specific performance, injunctive relief or damages. Nothing herein shall limit the right of CFC to pursue all right; and remedies available to a creditor following the occurrence of an Event of Default listed on Section 5 hereof. Each right, power and remedy of CFC shall be cumulative and concurrent, and recourse to one or more rights or remedies shall not constitute a waiver of any other right, power or remedy.

                                  ARTICLE VIII
                                  MISCELLANEOUS

          Section 8.1. Notices. All notices, requests and other communications provided for herein including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as provided for herein. The Address for Notices of the respective parties are as follows:

                                             National Rural Utilities
                                             Cooperative Finance Corporation
                                             Woodland Park
                                             2201 Cooperative Way
                                             Herndon, Virginia 22071
                                             Fax:     (703) 709-5776

     Attention: Governor The Borrower:

                   The address set forth in Schedule 1 hereto

          Section 8.2. Expenses. The Borrower will pay all costs and expenses of CFC, including reasonable fees of counsel, incurred in connection with the enforcement of this Agreement, the Note, the Mortgage and the other instruments provided for herein or with the preparation for such enforcement if CFC has reasonable grounds to believe that such enforcement may be necessary.

          Section 8.3. Late Payments. If payment of any amount due hereunder is not received at CFC's office in Herndon, Virginia, or such other location as CFC may designate to the Borrower within five (5) Business Days after the due date thereof or such other time period as CFC may prescribe from time to time in its policies of general application in connection with any late payment charge (such unpaid amount being herein called the `delinquent amount", and the period beginning after such due date until payment of the delinquent amount being hereon called the "late-payment period"), the Borrower will pay to CFC, in
 .addition to all other amounts due under the terms of the Note, the Mortgage and this Agreement, any late-payment charge as may be fixed by CFC from time to time on the delinquent amount for the late-payment period.

          Section 8.4. Filing Fees. To the extent permitted by law, the Borrower agrees to pay all expenses of CFC (including the fees and expenses of its counsel) in connection with the filing or recordation of all financing statements and instruments as may be required by CFC in connection with this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. Borrower agrees to save harmless and indemnify CFC from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by CFC in connection with this Agreement. The provisions of this subsection shall survive the execution and delivery of this Agreement and the payment of all other amounts due hereunder or due on the Note.

          Section 8.5. Ho Waiver. No failure on the part of CFC to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise by CFC of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 8.6. GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR THE COMMONWEALTH OR VIRGINIA,

          Section 8.7, Holiday Payments. If any payment to be made by the Borrower hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

     Section 8.8. Rescission Fee. The Borrower may elect not to borrow all or any portion of the CFC Commitment in which event CFC shall release the Borrower from its obligations hereunder, provided the Borrower complies with such terms and conditions as CFC may impose for such release including, without limitation, payment of any rescission fee that CFC may from time to time prescribe.

     Section 8.9. Modifications. No modification or waiver of any provision of this Agreement or the Note, and no consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing by the party granting such modification, waiver or consent.

     Section 8.10. Merger and Integration. This Agreement and the attached exhibits and matters incorporated by reference contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby. Section 8.11. Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and do not constitute part of this Agreement.

          Section 8.12. Severability. If any term, provision or condition, or any part thereof, of this Agreement or the Mortgage shall for any reason be found or held invalid or unenforceable by any governmental agency or court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement, the Note, and the Mortgage shall survive and be construed as af such invalid or unenforceable term, provision or condition had not been contained therein.

          Section 8.13. Right of Setoff. upon the occurrence and DURING the continuance of any Event of Default, CFC is hereby authorized at any time and from time to time, without prior notice to the Borrower, to exercise rights of setoff or recoupment and apply any and all amounts held, or hereafter held, by CFC or owed to the Borrower or for the credit or account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder or under the Note. CFC agrees to notify the Borrower promptly after any such setoff or recoupment and the application thereof, provided that the failure to give such notice shall not affect the validity of such setoff, recoupment or application. The rights of CFC under this section are in addition to any other rights and remedies (including other rights of setoff or recoupment) which CFC may have. Borrower waives all rights of setoff, deduction, recoupment or counterclaim.

     Section 8.14. Schedule 1. schedule 1 attached hereto is an integral part of this Agreement.

Section 8.15 Prior Loan Documents, It is understood and agreed that with respect to all long-term loan agreements previously entered into by and between CFC and Borrower and all promissory notes thereto secured under the Mortgage (both hereinafter being referred to as "PriorLoan Documents") the Borrower shall be required, after the date hereof, to meet reporting and financial covenants as set forth in this Agreement :rather than those set forth in the Prior Loan Documents. In the event of any conflict between any reporting and financial covenant set forth in a Prior Loan Document and any reporting and financial covenant in this Agreement, the requirements as set forth in this Agreement shall apply. Nothing in this section shall, however, eliminate or modify any special condition, special affirmative covenant or special negative covenant, if any, unless specifically agreed to in writing by CFC. Furthermore, the interest rate options available to Borrower as set forth in this Agreement shall supersede the interest rate options as set forth in any Prior Loan Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first, above written.


                                            CAP ROCK ELECTRIC COOPERATIVE, INC.
          (SEAL)
                                            By:  /s/ Russell E. Jones
                                            Russell E. Jones
                                            Chairman of the Board

Attest:  /s/ Alfred Schwartz
Secretary

            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(SEAL)

                                            By:  /s/ Not Legible
                                            For Governor

Attest:  /s/ Not Legible
Assistant Secretary-Treasurer

                                   SCHEDULE 1


1. The purpose of this loan is to refinance investments by the Borrower in its subsidiary, New West Resources. and .loans extended by the Borrower or guaranteed by the Borrower in connection with New West Resources.

2. The Mortgage shall mean the Second Restated Mortgage and security Agreement, dated as of even date with this Loan Agreement, between the Borrower and CFC, as it may have been or shall be supplemented, amended, consolidated, or restated from time to time..

3. The date of the Borrower's balance sheet referred to in Section 2.D. is March 31, 1994.

4.        The principal place of business of the Borrower referred to in Section
          2.E.     is 500 West Wall, Suite 400, Midland, Texas 79701.

5. All of the property of the Borrower is located in the counties of Andrews, Borden, Collin, Dawson, Ector, Rannin, Risher, Glasscock, Howard, Hunt, Iricn, Martin, Midland, Mitchell, Nolan, Reagan, Scurry, Sterling, Tom Green and Lipton in the State of Texas.

6. The governmental authority referred to in Section 2.H. is not applicable.

7.       The Borrower selects the following Note:

 --------------------------------------------------------------------------------------------------------------------
                 Loan                                 Note                                  Note Term Maturity
             Designation                              Amount                            Date
 --------------------------------------------------------------------------------------------------------------------
 --------------------------------------------------------------------------------------------------------------------
                A-9043                                $15,000,000.                       October       , 2005     I
 --------------------------------------------------------------------------------------------------------------------

8.        The Payment Date months are February, May, August, and November.

     9. Amortization of Advances shall be based upon the method indicated below:

                                                      level principal

                                                      level debt service

                                    XX                other

10.       The special condition(s) referred to in Section 4F. is (are)

          (a) The obligation of CFC to make any Advance is subject to receipt by CFC of an annual financial statement of the Borrower for its fiscal year ending March 31, 1995, which financial statement shall be audited by Arthur Anderson & Co. and shall otherwise be satisfactory in form and substance to CFC.

     11. The special  affirmative  covenant(s)  referred  to in Section  5.K. is
(are) as follows:

          (a)      In addition to the annual payments of principal  described in
                   Section 3.2 )A), within thirty (30) days of receipt by any of the Borrower, New West Resources or other affiliated entities of any cash payment as a result of any of their investments in or loans extended to Araxas Energy Corporation, whether such cash is paid for purposes of repaying debt, repurchasing stock, making dividends or other distributions, or for any other reason whatsoever, the Borrower shall pay to CFC an equal amount of cash for application by CFC to the prepayment of the principal amount of the Note.

          (b) During the term of the Loan, the Borrower shall deliver to CFC monthly operating statements for Araxas Energy Corporation, New West Resources and the Borrower before the twentieth day of the month following the month of the statement.

     1.2. The address of the Borrower referred to in Section 8.1. is 500 West Wall, Suite 400, Midland, Texas 79701.

13. Notwithstanding anything contained in Section 3.4 to the contrary, any prepayment of the principal amount of the Note made pursuant to Affirmative Covenant 11(a) of this Schedule I shall be permitted by CFC without payment of any prepayment premium.

                             SECURED PROMISSORY NOTE


     a corporation ("Borrower"), for value received promises to pay, without setoff, deduction, recoupment or counterclaim, to the order of NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION ("Payee") at the Payee's main office or such other place as designated by the Payee, in lawful money of the United States, the sum of the aggregate unpaid principal amount of all Advances made by the Payee pursuant to the Loan Agreement, dated as of even date herewith, between the Borrower and the Payee as may be amended from time to time (the "Loan Agreement"), on the dates provided in the Loan Agreement (except that if not sooner paid, any balance shall be due and payable on a date years after the date hereof, such date being the Maturity Date) , with interest thereon in like money from the respective dates of each Advance (as defined in the Loan Agreement) hereunder, at the rate or rates and payable at the times provided in said Loan Agreement together with any other amount payable under the Loan Agreement.

     This Note is secured under a Mortgage and Security Agreement dated as of between the Borrower and the Payee, as it may have been or shall be supplemented, amended, consolidated or restated from time to time ("Mortgage") . This Note is the Note referred to in, and has been executed and delivered pursuant to, the Loan Agreement.

          The principal hereof and interest accrued thereon and any other amount due under the Loan Agreement may be declared to be forthwith due and payable in the mariner, upon the conditions, and with the effect provided in the Mortgage or the Loan Agreement.

          The Borrower waives demand, presentment for payment, notice of dishonor, protest, notice of protest, and notice of non-payment of this Note.

          IN WITNESS WHEREOF the Borrower has caused this Note to be signed in its corporate name and its corporate seal to be hereunto affixed and to be attested by its duly authorized officers, all as of the day and year first above written.

  -------------------------------
                                 (Name of Borrower)
          (SEAL)
                               By:
                               ------------------------------
                                (President)
          Attest: _
          ------------------------------
          (Secretary)

          Loan No.:
          ------------------------------